Digital Media Solutions, Inc. Announces Q3 2021 Results
•Record quarterly revenue of $107.4 million and also record adjusted revenue of $111.8 million
•Revenue growth of 30% and organic revenue growth of 11% from the year-ago period
•Net income of $5.4 million and adjusted EBITDA of $11 million
•Variable marketing margin (VMM) of $37.9 million, or 35%
•Reiterating prior 2021 guidance on revenues, EBITDA, gross margins and VMM margins
Clearwater, FL -- November 9, 2021 -- Digital Media Solutions, Inc. (NYSE: DMS), a leading provider of technology-enabled digital performance advertising solutions connecting consumers and advertisers, today announced record third quarter revenue of $107.4 million and adjusted revenue of $111.8 million.
“We are pleased to have reported a record revenue quarter for DMS,” stated Joe Marinucci, CEO of DMS. “And, I’m happy to say that diversification helped us continue to deliver top-line growth in this quarter, especially in our largest sector of insurance. In fact, total revenue was up 30% on a reported basis over the year-ago quarter.”
Q3 2021 Performance:
Total revenue was $107.4 million, up 30% over the same quarter last year. Adjusted revenue was $111.8 million, an increase of 31% year over year. Gross profit was $31 million, with a 29% margin, compared to 32% in Q2 and 30% in the year-ago quarter. VMM of 35% in Q3, compares to 38% in Q2 2021 and 35% in Q3 2020.
Operating expenses totaled $26 million in the third quarter, a decrease of $3 million from Q2 2021 and an increase of $2 million year over year. Net income was $5.4 million, up from $4.1 million in the same quarter last year. EPS came in at $0.10 as compared to $0.09 in Q3 of the prior year.
On a segment basis, excluding intracompany revenue, Brand-Direct Solutions generated revenue of $65 million, up 32% over the same quarter last year. Gross margin was 23%, down from 26% in Q2 2021, and flat versus the same quarter last year.
Marketplace Solutions generated Q3 revenue of $58 million, up 47% over the same quarter last year. Gross margin was 25%, down from 29% in Q2 2021, and down from 30% in the year ago quarter.
The Other Solutions segment generated revenue of $2 million, down 22% compared to Q3 2020. Gross margin was 72%, compared to 76% in the prior quarter and 64% in Q3 of the prior year.
We ended the quarter with $18.7 million in cash, cash equivalents and marketable securities, flat from the end of Q2, reflecting normal shifts in working capital. Our total debt at quarter end was $224 million, and net of issuance costs, it was $218 million, and we had an available balance on our revolving credit facility of $50 million. Lastly, Q3 ended with a total headcount of 600 FTEs.
Fourth Quarter and Full-Year 2021 Guidance:
Thanks to the diversification, vertical integration and culture of continuous innovation, the Company believes it is well positioned for Q4. DMS currently anticipates revenue, adjusted revenue, gross margin, variable marketing margin, and adjusted EBITDA ranges as follows:
Fourth Quarter 2021:
•Revenue: $112-$122 million
•Adjusted Revenue: $116-$126 million
•Gross Margin: 28-31%
•Variable Marketing Margin: 32-36%.
•Adjusted EBITDA: $16.5-$19.5 million
Full-Year 2021:
•Revenue: $421 - $431 million
•Adjusted Revenue: $437 - $447 million
•Adjusted EBITDA: $60 - $63 million

Third-Quarter Earnings Call Details

The Company will hold a conference call to discuss these results at 8:30 a.m. (Eastern Time) today, November 9, 2021.

The U.S. toll free dial-in for the conference call is 1-844-200-6205, and the international dial-in number is 1-929-526-1599. The access code is 898038. A live webcast of the conference call will be available on the investor relations page of the Company's website at https://investors.digitalmediasolutions.com.

A replay will be available after the conclusion of the call through November 16, 2021. The U.S. toll-free replay dial-in number is 1-866-813-9403, and the international replay dial-in number is 1-929-458-6194. The replay access code is 688744.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. DMS’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward statements are often identified by words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,”

“intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include, without limitation, DMS’s expectations with respect to its future performance and its ability to implement its strategy, and are based on the beliefs and expectations of our management team from the information available at the time such statements are made. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DMS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) our ability to identify, evaluate, and complete any strategic alternative in connection with our review of strategic alternatives; (2) the possibility that DMS may not be able to realize higher value for its business through a strategic alternative and therefore retains its current corporate and business structure; (3) the possibility that DMS may decide not to undertake a strategic alternative or that it is not able to consummate any proposed strategic alternative due to, among other things, market, regulatory and other factors; (4) the potential for disruption to DMS’s business, including, among other things, attracting and retaining customers, suppliers, key personnel; (5) any potential adverse effects on DMS’s stock price resulting from the announcement of the process to review potential strategic alternatives or the results of that review; (6) the COVID-19 pandemic or other public health crises; (7) changes in client demand for our services and our ability to adapt to such changes; (8) the entry of new competitors in the market; (9) the ability to maintain and attract consumers and advertisers and successfully grow and operate our new health insurance agency business, in the face of changing economic or competitive conditions; (10) the ability to maintain, grow and protect the data DMS obtains from consumers and advertisers; (11) the performance of DMS’s technology infrastructure; (12) the ability to protect DMS’s intellectual property rights; (13) the ability to successfully source and complete acquisitions and to integrate the operations of companies DMS acquires, including the Crisp Results assets and Aimtell, PushPros and Aramis Interactive; (14) the ability to improve and maintain adequate internal controls over financial and management systems, and remediate the identified material weakness; (15) changes in applicable laws or regulations and the ability to maintain compliance; (16) our substantial levels of indebtedness; (17) volatility in the trading price on the NYSE of our common stock and warrants; (18) fluctuations in value of our private placement warrants; and (19) other risks and uncertainties indicated from time to time in DMS’s filings with the SEC, including those under “Risk Factors” in DMS’s Annual Report on Form 10-K/A and its subsequent filings with the SEC. There may be additional risks that we consider immaterial or which are unknown, and it is not possible to predict or identify all such risks. DMS cautions that the foregoing list of factors is not exclusive. DMS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. DMS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

DIGITAL MEDIA SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except per share data)

	September 30, 2021	December 31, 2020 As Restated
ASSETS
Current assets:
Cash and cash equivalents	$18,732	$31,397
Accounts receivable, net of allowances of $4,459 and $3,121, respectively	54,386	42,085
Prepaid and other current assets	5,326	2,943
Income tax receivable	2,013	474
Total current assets	80,457	76,899
Property and equipment, net	19,719	15,016
Goodwill	67,127	44,904
Intangible assets, net	80,914	46,447
Deferred tax assets	18,682	18,948
Other assets	965	206
Total assets	$267,864	$202,420
LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$42,289	$37,191
Accrued expenses and other current liabilities	8,542	9,886
Current portion of long-term debt	2,250	7,967
Income tax payable	160	1,413
Short-term Tax Receivable Agreement liability	1,551	510
Contingent consideration payable - current	6,166	—
Total current liabilities	60,958	56,967

Long-term debt	215,767	193,591
Long-term Tax Receivable Agreement liability	15,295	15,760
Deferred tax liability	6,170	7,024
Private Placement Warrant liabilities	8,240	22,080
Contingent consideration payable - non-current	997	—
Deferred acquisition consideration payable	4,713	—
Other non-current liabilities	1,970	2,683
Total liabilities	314,110	298,105

Stockholders' deficit:
Preferred stock, $0.0001 par value, 100,000 shares authorized; none issued and outstanding at September 30, 2021	—	—
Class A common stock, $0.0001 par value, 500,000 shares authorized; 36,168 issued and outstanding at September 30, 2021	4	3
Class B common stock, $0.0001 par value, 60,000 shares authorized; 25,999 issued and 25,699 outstanding at September 30, 2021	3	3
Class C common stock, $0.0001 par value, 40,000 authorized; none issued and outstanding at September 30, 2021	—	—
Additional paid-in capital	$(27,717)	$(48,027)
Retained earnings	2,799	(3,146)
Total stockholders' deficit	(24,911)	(51,167)
Non-controlling interest	$(21,335)	$(44,518)
Total deficit	(46,246)	(95,685)
Total liabilities and deficit	$267,864	$202,420

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

DIGITAL MEDIA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020 As Restated	2021	2020 As Restated

Net revenue	$107,399	$82,829	$309,281	$230,753
Cost of revenue	76,139	57,777	216,680	160,338
Salaries and related costs	12,449	7,882	34,426	24,114
General and administrative expenses	11,161	6,807	28,675	16,756
Acquisition costs	(2,665)	3,248	(705)	3,322
Depreciation and amortization	7,186	4,636	19,649	13,307
Income from operations	$3,129	$2,479	$10,556	$12,916
Interest expense	3,756	3,421	10,635	10,702
Change in fair value of warrant liabilities	(6,400)	(3,840)	(13,835)	(3,840)
Debt extinguishment	—	—	2,108	—
Net income before income taxes	$5,773	$2,898	$11,648	$6,054
Income tax expense	379	1,636	1,527	1,901
Net income	$5,394	$1,262	$10,121	$4,153
Net income attributable to non-controlling interest	1,858	2,463	4,217	2,463
Net income (loss) attributable to Digital Media Solutions, Inc.	$3,536	$(1,201)	$5,904	$1,690

Weighted-average shares outstanding - basic	36,511	32,294	35,050	32,294
Weighted-average shares outstanding - diluted	63,321	32,294	61,988	32,294
Earnings per share attributable to Digital Media Solutions, Inc.:
Basic earnings per common shares	$0.10	$0.09	$0.17	$0.09
Diluted earnings per common shares	$0.09	$0.09	$0.16	$0.09

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

DIGITAL MEDIA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2021	2020 As Restated
Cash flows from operating activities
Net income	$10,121	$4,153
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	19,649	13,307
Lease restructuring charges	(81)	—
Debt extinguishment	2,108	—
Provision for bad debt	1,384	800
Stock-based compensation, net of amounts capitalized	3,976	—
Payment of contingent consideration	—	(1,000)
Amortization of debt issuance costs	1,006	699
Deferred income tax provision, net	(856)	(1,261)
Other	—	400
Change in fair value of contingent consideration	(2,525)	—
Change in fair value of warrant liability	(13,835)	(3,840)
Change in income tax receivable and payable	(728)	—
Change in accounts receivable	(7,324)	(8,486)
Change in prepaid expenses and other current assets	(2,121)	(495)
Change in accounts payable and accrued expenses	(2,367)	3,210
Change in other liabilities	(516)	(136)
Net cash provided by operating activities	$7,891	$7,351
Cash flows from investing activities
Additions to property and equipment	$(7,875)	$(7,481)
Acquisition of businesses, net of cash acquired	(24,830)	(2,799)
Net cash used in investing activities	$(32,705)	$(10,280)
Cash flows from financing activities
Proceeds from Business Combination	—	29,278
Proceeds from issuance of long-term debt	220,840	—
Payments of long-term debt and notes payable	(200,414)	(3,423)
Proceeds from borrowings on revolving credit facilities	11,000	10,000
Payments of borrowings on revolving credit facilities	(15,000)	(11,000)
Payment of debt issuance costs	(3,565)	(264)

Payment of equity issuance	(475)	—
Payment of early termination	(188)	—
Proceeds from warrants exercised	11	—
Other	(60)	(170)
Net cash provided by financing activities	$12,149	$24,421
Net change in cash	$(12,665)	$21,492
Cash, beginning of period	31,397	3,008
Cash, end of period	$18,732	$24,500

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period For:
Interest	$10,908	$10,070
Income taxes, net	$3,837	$1,570
Non-Cash Investing and Financing Transactions:
Contingent and deferred acquisition consideration	$11,877	$—
Issuance of equity for Aimtell/PushPros/Aramis, Crisp Results and SmarterChaos	$35,000	$3,000
Stock based compensation capitalized in Internally Developed Software	$366	$—
Capital expenditures included in accounts payable	$550	$138
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

NON-GAAP FINANCIAL MEASURES
In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this Quarterly Report includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted revenue, adjusted EBITDA, unlevered free cash flow, adjusted net income and adjusted EPS. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below. As explained further below, we use these financial measures internally to review the performance of our business units without regard to certain accounting treatments and non-recurring items. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations. Because of these limitations, management relies primarily on its GAAP results and uses non-GAAP measures only as a supplement.

Adjusted Revenue
Adjusted revenue is a non-GAAP financial measure presented as an alternative method for assessing the Company’s operating results in a manner that is focused on the performance of our underlying operations. Management believes this measure provides useful information because, while the majority of our business consists of lead generation contracts which are accounted for on a gross basis, a portion of our agency managed services contracts are accounted for on a net basis. In light of these considerations, management believes that adjusted revenue provides useful information regarding operating performance across our business, without regard to the accounting treatment of individual contracts, and allows management to build forecasts on a consistent basis across the business. Management further uses adjusted revenue to compare the performance of divisions within the Company against each other and to isolate our core operating performance. Moreover, management expects that over time we will transition all of our services to a principal relationship and as our contracts are either amended or new agreements are executed, this measure will help provide a basis for comparison of our business operations between different periods over time as we transition these services and related accounting for these contracts.
Adjusted revenue is defined as revenue as reported under GAAP, without regard to netting of costs applicable to revenues earned under contracts that are deemed to be entered into on an agency basis.
The following table provides a reconciliation of Adjusted Revenue to revenue, the most directly comparable GAAP measure (in thousands):

	Three Months Ended September 30, 2021			Nine Months Ended September 30, 2021
	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)
Net revenue	$107,399	$4,402	$111,801	$309,281	$11,313	$320,594
Cost of revenue	76,139	4,402	80,541	216,680	11,313	227,993
Gross profit	$31,260	$—	$31,260	$92,601	$—	$92,601
Gross profit margin	29.1%	—%	28.0%	29.9%	—%	28.9%
(1) Includes the gross up for certain Managed services contracts that are presented net of costs under GAAP for the three and nine months ended September 30, 2021.
Variable Marketing Margin
Variable Marketing Margin is a measure of the efficiency of the Company’s revenue generation efforts, measuring revenue after subtracting the variable marketing and direct media costs that are directly associated with revenue generation. Variable Marketing Margin and Variable Marketing Margin % of revenue are key reporting metrics by which the Company measures the efficacy of its marketing and media acquisition efforts.
Variable Marketing Margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for direct marketing and media acquisition costs, and includes only the portion of cost of revenue attributable to costs paid for this direct marketing activity and advertising acquired for resale to the Company’s customers, and excludes overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and to our customers’ websites, and these variable advertising costs are included in cost of revenue on the company's condensed consolidated statements of operations.
Below is a reconciliation of net income (loss) from continuing operations to Variable Marketing Margin and net income (loss) from continuing operation % of revenue to Variable Marketing Margin % of revenue.
The following table provides a reconciliation of Variable Marketing Margin to net income, the most directly comparable GAAP measure (in thousands, except percentages):

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Net income from continuing operations	$5,394	$1,262	$10,121	$4,153
Net income (loss) from continuing operations % of revenue	5%	2%	3%	2%

Adjustments to reconcile to variable marketing margin:
Cost of revenue adjustment (1)	6,603	3,940	16,308	10,150
Salaries and related costs	12,449	7,882	34,426	24,114
General and administrative expense	14,246	6,807	31,200	16,756
Acquisition costs	(2,665)	3,248	(705)	3,322
Depreciation and amortization	7,186	4,636	19,649	13,307
Change in fair value of contingent consideration	(3,085)	—	(2,525)	—
Change in fair value of warrant liabilities	(6,400)	(3,840)	(13,835)	(3,840)
Debt extinguishment	—	—	2,108	—
Interest expense, net	3,756	3,421	10,635	10,702
Income tax expense	379	1,636	1,527	1,901
Variable marketing margin	$37,863	$28,992	$108,909	$80,565
Variable marketing margin % of revenue	35%	35%	35%	35%
(1) Represents amounts reported as cost of revenue that are not direct media costs associated with lead sales, which were added back for the purpose of the Variable Marketing Margin (“VMM”).
Adjusted EBITDA, Unlevered Free Cash Flow and Unlevered Free Cash Flow Conversion
We use the non-GAAP measures of adjusted EBITDA and unlevered free cash flow to assess operating performance. Management believes that these measures provide useful information to investors regarding DMS’s operating performance and its capacity to incur and service debt and fund capital expenditures. DMS believes that these measures are used by many investors, analysts and rating agencies as a measure of performance. By reporting these measures, DMS provides a basis for comparison of our business operations between current, past and future periods by excluding items that DMS does not believe are indicative of our core operating performance. Financial measures that are non-GAAP should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, DMS relies primarily on its GAAP results and uses adjusted EBITDA and unlevered free cash flow only as a supplement.

Adjusted EBITDA is defined as net income (loss), excluding (1) interest expense, (2) income tax expense, (3) depreciation and amortization, (4) change in fair value of warrant liabilities, (5) debt extinguishment, (6) stock-based compensation, (7) restructuring, (8) acquisition costs, (9) other expenses, (10) cost savings expected as a result of a company reorganization, (11) cost synergies expected as a result of full integration of our acquisitions, and (12) pre-acquisition cost savings resulting from current year’s acquisition and comparable to same period last year.

In addition, we adjust to take into account estimated cost synergies related to our acquisitions. These adjustments are estimated based on cost-savings that are expected to be realized within our acquisitions over time as these acquisitions are fully integrated into DMS. These cost-savings result from the removal of cost and or service redundancies that already exist within DMS, technology synergies as systems are consolidated and centralized, headcount reductions based on redundancies, right-sized cost structure of media and service costs utilizing the most beneficial contracts within DMS and the acquired companies with external media and service providers. We believe that these non-synergized costs tend to overstate our expenses during the periods in which such synergies are still being realized.
Furthermore, in order to review the performance of the combined business over periods that extend prior to our ownership of the acquired businesses, we include the pre-acquisition performance of the businesses acquired. Management believes that doing so helps to understand the combined operating performance and potential of the business as a whole and makes it easier to compare performance of the combined business over different periods.

Unlevered free cash flow is defined as adjusted EBITDA, less capital expenditures, and unlevered free cash flow conversion is defined as unlevered free cash flow divided by adjusted EBITDA.

The following table provides a reconciliation of Adjusted EBITDA and Unlevered Free Cash Flow from net income the most directly comparable GAAP measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020 (As restated)	2021	2020 (As restated)

Net income	$5,394	$1,262	$10,121	$4,153
Adjustments
Interest expense	3,756	3,421	10,635	10,702
Income tax expense	379	1,636	1,527	1,901
Depreciation and amortization	7,186	4,636	19,649	13,307
Change in fair value of warrant liabilities	(6,400)	(3,840)	(13,835)	(3,840)
Debt extinguishment	—	—	2,108	—
Stock-based compensation	1,516	—	4,046	—
Restructuring	52	987	134	987
Acquisition costs (1)	(2,665)	3,248	(705)	3,322
Other expense (2)	965	1,396	4,346	2,477
Subtotal before additional adjustments	$10,183	$12,746	$38,026	$33,009
Additional adjustments
Pro Forma Cost Savings - Reorganization (3)	$—	47	$31	$1,017
Pro Forma Cost Savings - Acquisitions (4)	856	1,242	2,656	4,809
Acquisitions EBITDA (5)	—	9	2,711	400
Adjusted EBITDA	$11,039	$14,044	$43,424	$39,235
Capex	$3,663	2,450	$7,875	$7,481
Unlevered cash flow	$7,376	$11,594	$35,549	$31,754
Unlevered cash flow conversion	67%	83%	82%	81%
______________
(1)Includes pre-acquisition transactions related to travel, professional and legal fees for recent acquisitions, as well as acquisition earnout contingent consideration adjustments.
(2)     Other expenses include lease termination costs due to office closures, severance and commission payments due to company reorganization, legal settlements, investor management fees, director fees, professional services associated with the set-up of employee benefits structure for a publicly traded company, and costs related to philanthropic initiatives.
(3)    This reflects remaining cost savings expected as a result of a company reorganization initiated in Q2 2020.
(4)     This reflects remaining cost synergies expected as a result of full integration of our acquisitions.

(5)     This represents the pre-acquisition Adjusted EBITDA results for the SmarterChaos, Aimtell/Aramis/PushPros, and Crisp acquisitions during the three and nine months ended September 30, 2021, and the comparable Adjusted EBITDA amounts for those same acquisitions during the same three- and nine-month periods in 2020.

A reconciliation of Unlevered Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure, is presented below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020 (As restated)	2021	2020 (As restated)
Unlevered Free Cash Flow	$7,376	$11,594	$35,549	$31,754
Capital expenditures	3,663	2,450	7,875	7,481
Adjusted EBITDA	$11,039	$14,044	$43,424	$39,235
Acquisitions EBITDA (1)	—	9	2,711	400
Pro Forma Cost Savings - Acquisitions (2)	856	1,242	2,656	4,809
Pro Forma Cost Savings - Reorganization (3)	—	47	31	1,017
Subtotal before additional adjustments	10,183	$12,746	$38,026	$33,009
Other expenses (4)	965	1,396	4,346	2,477
Acquisition costs (5)	(2,665)	3,248	(705)	3,322
Stock-based compensation	1,516	—	4,046	—
Restructuring	52	987	134	987
Change in fair value of warrant liabilities	(6,400)	(3,840)	(13,835)	(3,840)
Debt extinguishment	—	—	2,108	—
Subtotal before additional adjustments	$16,715	$11,942	$41,932	$30,063
Loss on debt extinguishment	—	—	2,108	—
Provision for bad debt	475	800	1,384	800
Lease restructuring charges	(255)	—	(81)	—
Stock-based compensation	1,446	—	3,976	—
Interest expense	(3,756)	(3,421)	(10,635)	(10,702)
Income tax expense	(379)	(1,636)	(1,527)	(1,901)
Payment of contingent consideration	—	—	—	(1,000)
Amortization of debt issuance costs	478	228	1,006	699
Deferred income tax provision, net	(1,220)	(277)	(856)	(1,261)
Change in income tax receivable and payable	1,600	—	(728)	—
Change in fair value of contingent consideration	(3,085)	—	(2,525)	—
Change in fair value of warrant liability	(6,400)	(3,840)	(13,835)	(3,840)
Change in accounts receivable, net	(2,994)	(5,486)	(7,324)	(8,486)
Change in prepaid expenses and other current assets	(2,343)	3,614	(2,121)	(495)
Change in accounts payable and accrued expenses	4,401	3,286	(2,367)	3,210
Change in income tax receivable and payable	—	—	—	—
Change in other liabilities	(326)	(165)	(516)	(136)
Net cash provided by (used in) operating activities	$4,357	$5,445	$7,891	$7,351
______________

(1)This represents the pre-acquisition Adjusted EBITDA results for the SmarterChaos, Aimtell/Aramis/PushPros, and Crisp acquisitions during the three and nine months ended September 30, 2021, and the comparable Adjusted EBITDA amounts for those same acquisitions during the same three- and nine-month periods in 2020.
(2)This reflects remaining cost synergies expected as a result of full integration of our acquisitions.
(3)This reflects remaining cost savings expected as a result of a company reorganization initiated in Q2 2020.
(4)Other expenses include lease termination costs due to office closures, severance and commission payments due to company reorganization, legal settlements, investor management fees, director fees and costs related to philanthropic initiatives.
(5)Includes pre-acquisition transactions related to travel, professional and legal fees for recent acquisitions, as well as acquisition earnout contingent consideration adjustments.

Adjusted Net Income and Adjusted EPS:
We use the non-GAAP measures adjusted net income and adjusted EPS to assess operating performance. Management believes that these measures provide investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial and operating performance. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. We define adjusted net income (loss) as net income (loss) attributable to Digital Media Solutions, Inc. adjusted for (x) costs associated with the change in fair value of warrant liabilities, debt extinguishment, Business Combinations and acquisition-related costs, equity based compensation and lease restructuring charges and (y) the reallocation of net income (loss) attributable to non-controlling interests from the assumed acquisition by Digital Media Solutions, Inc. of all units of Digital Media Solutions Holdings, LLC ("DMSH LLC") (other than units held by subsidiaries of Digital Media Solutions, Inc.) for newly-issued shares of Class A common stock of Digital Media Solutions, Inc. on a one-to-one basis. We define adjusted pro forma net income (loss) per share as adjusted pro forma net income (loss) divided by the weighted-average shares of Class A common stock outstanding, assuming the acquisition by Digital Media Solutions, Inc. of all outstanding DMSH LLC units (other than units held by subsidiaries of Digital Media Solutions, Inc.) for newly-issued shares of Class A common stock on a one-to-one-basis.

The following table presents a reconciliation between GAAP Earnings Share and Non-GAAP Adjusted Net Income and Adjusted EPS (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020 (As restated)	2021	2020 (As restated)
Numerator:
Net income	$5,394	$1,262	$10,121	$4,153
Net income (loss) attributable to DMSH prior to the Business Combination	$—	$(4,236)	$—	$(1,345)
Net income attributable to noncontrolling interest	$1,858	$2,463	$4,217	$2,463
Net income (loss) attributable to Digital Media Solutions, Inc. - basic	$3,536	$3,035	$5,904	$3,035

Net income attributable to noncontrolling interest	$1,858	$—	$4,217	$—
Net income (loss) attributable to Digital Media Solutions, Inc. - diluted	$5,394	$3,035	$10,121	$3,035

Denominator:
Weighted average shares - basic	36,511	32,294	35,050	32,294
Add: dilutive effects of DMSH Units convertible to Class A Common Stock	25,853	—	25,853	—
Add: dilutive effects of employee equity awards	267	—	515	—
Add: dilutive effects of Private Placement warrants	—	—	—	—
Add: dilutive effects of public warrants	—	—	168	—
Add: dilutive effects of deferred consideration	690	—	402	—
Weighted average shares - diluted	63,321	32,294	61,988	32,294
Net income per common share:
Basic	$0.10	$0.09	$0.17	$0.09
Diluted	$0.09	$0.09	$0.16	$0.09

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020 (As restated)	2021	2020 (As restated)
Numerator:
Net income attributable to Digital Media Solutions, Inc. - basic;	$3,536	$3,035	$5,904	$3,035
Add adjustments to net income:
Change in fair value of warrant liabilities	(6,400)	(3,840)	(13,835)	(3,840)
Debt Extinguishment	—	—	2,108	—

Acquisition costs	(2,665)	3,248	(705)	3,322
Equity based compensation, legal and severance costs	2,481	2,383	8,392	3,064
Restructuring, transition and refinance costs	52	—	134	—
Acquisition synergies	856	1,242	2,656	4,809
Acquisition EBITDA	—	56	2,742	1,417
	$(2,140)	$6,124	$7,396	$11,807
Net income tax expense (benefit) based on conversion of units	$(337)	$351	$565	$351
Adjusted net (loss) income - basic	$(1,803)	$5,773	$6,831	$11,456

Denominator:
Weighted-average shares outstanding - basic	36,511	32,294	35,050	32,294

Adjusted EPS -basic	$(0.05)	$0.18	$0.19	$0.35

Investor Contact:
Thomas Bock
(704) 412-8892
tbock@dmsgroup.com
Media Contact:
Melissa Ledesma
(201) 528-5272
mledesma@dmsgroup.com